                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                       [ ]  Confidential, for Use of the Commission Only (as
                                                            permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Florida East Coast Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                            ST. AUGUSTINE, FL 32084

                                 April 26, 1999

Dear Florida East Coast Industries, Inc. Shareholder:

     You are cordially invited to our Annual Shareholders' Meeting on May 19, 1999 at 10:30 A.M. The meeting will be held in the Flagler Ballroom at Flagler College, 74 King Street, St. Augustine, Florida. Historic St. Augustine is the location of the Company's headquarters.

     I believe that the Annual Meeting provides an excellent opportunity for shareholders to become acquainted with FECI and its Directors and officers, particularly the new senior management team of which I am a part.

     Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the voting instructions on the enclosed card.

                                           Sincerely,

                                           Robert W. Anestis
                                           Chairman, President and
                                           Chief Executive Officer

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                            ST. AUGUSTINE, FL 32084
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1999
                             ---------------------

     The Annual Meeting of the Shareholders of Florida East Coast Industries, Inc. ("Industries" or the "Company") will be held in the Flagler College Ballroom, 74 King Street, St. Augustine, Florida, on Wednesday, May 19, 1999, at 10:30 A.M., Eastern Daylight Saving Time.

     The Annual Meeting will consider the following business, which is described in the accompanying Proxy Statement:

          1. The election of nine (9) Directors to hold office until the Annual Meeting of Shareholders in 2000, or until their successors are elected and qualified.

          2. The approval of certain amendments to Florida East Coast Industries, Inc.'s 1998 Stock Incentive Plan.

          3. The ratification of the appointment of independent public accountants for 1999.

          4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting.

     The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

     The attached Proxy Statement contains important information regarding the matters to be acted upon at the Annual Meeting.

                                           By Order of the Board of Directors.

                                                   /s/ Heidi J. Eddins
                                                        Secretary

Dated: April 26, 1999
                             ---------------------

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                          ST. AUGUSTINE, FLORIDA 32084

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is being mailed or otherwise furnished to shareholders on or about April 21, 1999, in connection with the solicitation by the Board of Directors of Florida East Coast Industries, Inc. ("Industries" or the "Company"), a Florida corporation, of proxies to be voted at the Annual Meeting of Shareholders of Industries to be held on May 19, 1999 and at any adjournment thereof (the "Annual Meeting").

     The principal business address of Industries is One Malaga Street, St. Augustine, Florida 32084, and the telephone number is (904)829-3421.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by order of the Board of Directors of the Company for use in connection with the Annual Meeting of the Company's shareholders to be held May 19, 1999. The expense of printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors personally, by mail, by telephone or by telegraph, but it is estimated that the expense of any such solicitation will be nominal, and that no compensation will be paid specifically for such solicitation.

     A proxy may be revoked by a shareholder at any time prior to its being voted by written notice to the Secretary of the Company or by attendance and voting in person at the Annual Meeting by ballot. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors.

                            MATTERS TO BE CONSIDERED

     Company shareholders will consider and act upon proposals: (i) to elect nine (9) Directors to serve until the Annual Meeting of Shareholders in 2000 or until their respective successors are elected and qualified; (ii) to approve certain amendments of the 1998 Stock Incentive Option Plan; (iii) to ratify the appointment of independent public accountants for 1999, and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

                               VOTING SECURITIES

     The Board of Directors of the Company has designated April 2, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, the Company had 36,286,360 shares of Common Stock, no par value, (the "Common Stock") issued and outstanding. The Common Stock is the Company's only voting security. Each share is entitled to one vote at the Annual Meeting, except for the election of Directors. With respect to the election of Directors, each shareholder is entitled to cumulate his or her shares and to give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or a shareholder may distribute his share votes on the same principle among as many candidates as such holder sees fit.

     The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers holding shares for customers have the authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters (so-called "broker non-votes"). It is not presently anticipated that any matter which might be the subject of a broker non-vote will come before the Annual Meeting. With regard to the election of Directors, votes may be cast in favor or withheld. For purposes of determining the presence of a quorum, abstentions on allowed matters, other than the election of the Board of Directors, will be included in the computation of the number of shares of Common Stock that is present. Any proxy marked "withhold authority" with respect to the election of a particular nominee for Director or "abstain" with respect to any other matter will be counted as shares present and entitled to vote and, accordingly, any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine (9) Directors of the Company are to be elected to serve until the next annual election or until their successors are duly elected and qualified. The Board of Directors recommends that shareholders vote for these nominees.

NOMINEES

     The nine (9) persons named below are the nominees for election as Directors. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the election to the Board of Directors of the persons named below, all of whom are now Directors of the Company. Certain information concerning such nominees is set forth below. The enclosed proxy will be voted for the election of these Directors unless otherwise indicated by the shareholder.

     The Board knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies would be voted for the election of such other persons as the Board of Directors may designate, or the Board may reduce the number of Directors to eliminate the vacancy.

                                           DIRECTOR         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
NAME                                        SINCE     AGE     PAST FIVE YEARS -- OTHER DIRECTORSHIPS
----                                       --------   ---   ------------------------------------------
Robert W. Anestis........................    1999     53    Chairman, President and CEO, FECI, Inc.,
                                                            since January 1999; Formerly President,
                                                            Anestis & Company, an investment banking
                                                            and financial advisory firm. Also
                                                            Director, Champion Enterprises Inc.;
                                                            Member, Board of Advisors, CHB Capital
                                                            Partners, LP.
Jacob C. Belin...........................    1984     84    Director, The St. Joe Company; Trustee,
                                                            Alfred I. duPont Testamentary Trust;
                                                            Director, The Nemours Foundation. Former
                                                            Chairman of the Board, St. Joe Paper
                                                            Company.
Richard S. Ellwood.......................    1998     67    President, R. S. Ellwood & Co.,
                                                            Incorporated, a real estate investment
                                                            banking firm. Also Director, FelCar Suite
                                                            Hotels, Inc.
J. Nelson Fairbanks......................    1989     63    President and Director, U. S. Sugar
                                                            Corporation.
Allen C. Harper..........................    1994     54    Chairman, President and Chief Executive
                                                            Officer, First Reserve, Inc., a holding
                                                            company of Esslinger-Wooten-Maxwell, Inc.,
                                                            a residential and commercial real estate
                                                            brokerage and management firm based in
                                                            Coral Gables, Florida. Director,
                                                            Tri-County Railroad Authority. Mr. Harper
                                                            also served as Chairman and Chief
                                                            Executive Officer of First American
                                                            Railways, Inc. from April 1996 until July
                                                            2, 1996 and prior thereto, served in
                                                            similar capacities with that company's
                                                            predecessor.(1)
Adolfo Henriques.........................    1998     45    President and Chief Executive Officer,
                                                            Union Planters Bank-Florida since February
                                                            1998. Chairman, South Florida NationsBank
                                                            from October 1997 to February 1998 and
                                                            prior thereto, President, NationsBank-Dade
                                                            County from January 1996 to October 1997
                                                            and Executive Vice President from August
                                                            1992 to January 1996.
J. J. Parrish, III.......................    1984     45    President, Jesse J. Parrish, Inc., a
                                                            privately owned citrus producing firm.
                                                            Also Vice-Chairman of Parrish Medical
                                                            Center and a Director of Barnett Bank of
                                                            Central Florida.
Peter S. Rummell.........................    1998     53    Chairman and CEO, The St. Joe Company
                                                            since January 1997. From 1985 to 1996,
                                                            President of Disney Development Company,
                                                            Chairman of Walt Disney Imagineering.

                                           DIRECTOR         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
NAME                                        SINCE     AGE     PAST FIVE YEARS -- OTHER DIRECTORSHIPS
----                                       --------   ---   ------------------------------------------
W. L. Thornton...........................    1984     70    Director, The St. Joe Company; Trustee,
                                                            Alfred I. duPont Testamentary Trust;
                                                            Director, The Nemours Foundation. Prior to
                                                            May 21, 1997, Chairman of the Board and
                                                            Chief Executive Officer, the Company.
                                                            Prior to May 1995, Chairman and President,
                                                            the Company.

---------------

(1) First American Railway, Inc. filed a petition under federal bankruptcy laws in October 1998.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board holds one regular meeting following the Annual Shareholders' Meeting and other meetings when called in accordance with the Company's By-laws. During 1998, the Board held twelve (12) meetings. To assist it in carrying out its duties, the Board has authority to appoint committees. Under that authority, the Board has three standing committees.

COMMITTEES OF THE BOARD

     The Audit Committee is currently composed of J. J. Parrish, III (Chair), Adolfo Henriques and W. L. Thornton. The Audit Committee reviews and makes recommendations to the Board regarding services provided by the independent accountants; reviews with the independent accountants the scope and results of their annual examinations of the Company's consolidated financial statements and any recommendations they may have; and makes recommendations to the Board with respect to the engagement of the independent accountants. The Audit Committee also reviews the Company's procedures with respect to maintaining books and records; the adequacy and implementation of internal auditing, accounting and financial controls; and the Company's policies concerning financial reporting and business practices. The Audit Committee met twice during the fiscal year ended December 31, 1998.

     The Compensation Committee is currently composed of J. Nelson Fairbanks (Chair), Allen C. Harper and Richard S. Ellwood. The Compensation Committee periodically reviews the compensation philosophy, policies, practices and procedures of the Company, and makes recommendations to the Board concerning changes, as appropriate; periodically reviews the performance of the Company's Chairman, President and Chief Executive Officer; annually reviews changes in the Company's employee benefit plans, and savings and retirement plans and reports thereon to the Board; administers the Company's stock and short-term incentive and deferred compensation plans; and approves and recommends to the Board of Directors for approval compensation of officers of the Company. The Compensation Committee held four (4) meetings in 1998.

     The Finance Committee is currently comprised of Richard S. Ellwood, Adolfo Henriques and W. L. Thornton. The Finance Committee supervises investment polices of the Company; makes recommendations as to dividends; reviews the Company's business plan; reviews organizational changes and proposals to buy or sell significant assets; and makes recommendations regarding the issuance of the Company's securities.

Due to the frequency of full Board of Directors' meetings, during which matters within the purview of the Committee were handled, the Finance Committee did not meet in 1998.

     The Company does not have a Nominating Committee.

     All members of the Board of Directors attended at least seventy-five percent (75%) of the total number of Board meetings and meetings held by committees on which each served.

                           COMPENSATION OF DIRECTORS

     In 1998, the Board retained an external consulting firm to review existing Board compensation. Based upon the report of the consulting firm, and after discussion between senior management of the Company and the Board of Directors, the Board compensation package was revised, effective June 1998, to provide competitive cash compensation compared to firms of similar market capitalization and, in accordance with the 1998 Stock Incentive Plan approved by shareholders at the 1998 Annual Meeting, to provide Directors with part of their annual compensation paid in the form of stock options.

     Under the Directors' compensation program approved in 1998, non-management Directors are entitled to a retainer of $20,000 per year, a fee of $1,000 for each Board meeting attended, and a fee of $1,000 for each committee meeting attended if not held on the same day as a Board meeting. In addition to these standard fees, Directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and committee meetings. Upon election, new Directors are entitled to receive options for 2,000 shares and 1,000 shares upon reelection at an exercise price equal to the fair market value as of the most recent trading day before the date of the grant, vesting and exercisable one year following the date of the grant and expiring ten years following the date of the grant. Directors were each awarded options in 1998 for 2,000 shares at an exercise price of $29.375 per share, the closing price of the Common Stock on the NYSE on the most recent trading day prior to the date of grant. Such options are first exercisable on July 15, 1999 and expire July 14, 2008. Management Directors do not receive any cash payment or option award for their services as a Director.

     Under the former Directors' compensation program, non-management Directors received a quarterly retainer of $1,000, payment of $650 for each Board meeting attended, and $200 for each committee meeting attended, as well as reimbursement for transportation and other reasonable expenses incident to attendance at Board and committee meetings. Management Directors, under the former arrangement, were not eligible for a retainer, but received $450 for each Board meeting attended.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of April 2, 1999, concerning the ownership of the outstanding Common Stock by those persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than five percent (5%) of shares of Common Stock of the Company, each Director or nominee for Director, each of the Executive Officers named in the Summary Compensation Table, and all Directors and Executive Officers as a group.

                                                                 AMOUNT AND
                                                                  NATURE OF       PERCENT OF
NAMES AND ADDRESSES                                           BENEFICIAL OWNERS    CLASS(1)
-------------------                                           -----------------   ----------
St. Joe Capital II, Inc.(2).................................     19,609,216          54.0%
300 Delaware Ave., 9th Floor
Wilmington, Delaware 19801
The Nemours Foundation(3)...................................      1,800,896          4.96%
1650 Prudential Drive
Jacksonville, FL 32207
Franklin Mutual Advisers, Inc...............................      5,263,600          14.5%
51 J.F.K. Parkway
Short Hills, NJ 07078
DIRECTORS AND EXECUTIVE OFFICERS
Jacob C. Belin(2)(3)(4)(5)..................................          3,200             *
Peter S. Rummell(2)(6)......................................             --
W. L. Thornton(2)(3)(5).....................................          2,236             *
Robert W. Anestis(7)........................................         40,000             *
Richard S. Ellwood..........................................            400             *
J. Nelson Fairbanks.........................................             --
Allen C. Harper.............................................             --
Adolfo Henriques............................................             --
J. J. Parrish, III..........................................             --
Heidi J. Eddins(7)..........................................          5,000             *
Robert F. MacSwain(7).......................................          7,500             *
T. Neal Smith...............................................             --
Gregory P. West(8)..........................................          1,727             *
All Directors and Executive
  Officers as a group (13 people)...........................         60,063

---------------

 *  Less than one percent.
(1) All percentages shown are rounded to the nearest one-tenth percent.

(2) All outstanding stock of St. Joe Capital II, Inc. is owned by The St. Joe Company ("St. Joe"). The Alfred I. duPont Testamentary Trust (the "Trust"), through Swamp Hall Properties, L.P., a Delaware limited partnership, owns 49,643,292 shares of common stock of St. Joe, representing 56.5% of the shares of St. Joe issued and outstanding as of March 31, 1999.
(3) The Directors of the Nemours Foundation are J. C. Belin, Herbert Peyton, John Porter, W. T. Thompson, III, W. L. Thornton and Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, by Hugh M. Durden. All the Directors of The Nemours Foundation are Trustees of the Trust.
(4) 3,200 shares are held by Mr. Belin's wife, as to which he disclaims beneficial ownership.
(5) Mr. Belin and Mr. Thornton are Trustees of the Trust, Directors of The Nemours Foundation, and Directors of The St. Joe Company.
(6) Mr. Rummell is Chairman of the Board of Directors and CEO of The St. Joe Company.
(7) See "Employment and Consulting Agreements" at pages 11-12.
(8) Shares are held on behalf of Mr. West in the Company's 401(k) Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and Directors, and any persons owning more than 10 percent (10%) of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. During 1998, the executive officers and Directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and Directors and copies of the reports they have filed with the SEC in providing this information.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for the Company's most highly compensated executive officers (the "Named Executive Officers"), during the three-year period ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                        --------------------------   -------------------------------------
                                                                             SECURITIES
                                                            OTHER            UNDERLYING         ALL OTHER
NAME AND PRINCIPAL              SALARY     BONUS     ANNUAL COMPENSATION   OPTIONS/SARS(1)   COMPENSATION(2)
POSITION                YEAR     ($)        ($)              ($)                  #                ($)
------------------      ----   --------   --------   -------------------   ---------------   ---------------
Carl F. Zellers,
  Jr..................  1998   $275,000   $110,000              --             30,000           $214,939
Chairman, President     1997   $215,250   $100,000              --                  0           $  3,275
and CEO (3)             1996   $157,500   $ 30,000              --                  0           $  3,275
T. Neal Smith.........  1998   $106,000   $ 31,800              --             11,227           $  2,227
Vice President --       1997   $ 95,000   $ 24,000              --                  0           $  1,707
Accounting and Finance  1996   $ 90,000   $  5,625              --                  0           $  1,584
Gregory P. West.......  1998   $ 85,000   $ 21,250              --              9,003           $  2,902
Treasurer               1997   $ 80,750   $ 20,188              --                  0           $  2,178
                        1996   $ 75,000   $  4,453              --                  0           $  6,465

---------------

(1) Stock option awards granted in 1998 to Mr. Smith and Mr. West have an exercise price of $29.375 per share equal to the fair market value per share of the Common Stock on the most recent trading day prior to the date of the grant, July 15, 1998, vest after one year and expire after ten years. Mr. Zellers' stock option award was granted on October 6, 1998 and has an exercise price of $27.375 per share equal to the fair market value per share of the Common Stock on the most recent trading day prior to the date of the grant. The options were exercisable as of December 31, 1998 and expire on December 31, 2003.
(2) Consists of Company matching contributions to the Company's 401(k) plan. For Mr. Zellers, includes $211,539 paid to him upon his retirement from the Company in 1998. For Mr. West, includes in 1996, the payment of $4,375 for certain accrued vacation pay.
(3) Mr. Zellers retired effective December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                        NUMBER OF      % OF TOTAL
                        SECURITIES    OPTIONS/SARS                                            GRANT DATE
                        UNDERLYING     GRANTED TO    EXERCISE OR BASE                          PRESENT
NAME AND               OPTIONS/SARS   EMPLOYEES IN        PRICE                                VALUE(1)
PRINCIPAL POSITION       AWARDED      FISCAL YEAR       ($/SHARE)         EXPIRATION DATE         $
------------------     ------------   ------------   ----------------   --------------------  ----------
Carl F. Zellers, Jr.,     30,000           4.7%          $27.375        December 31, 2003(2)   $318,900
  Chairman, President
  and CEO............
T. Neal Smith, Vice       11,227           1.8%          $29.375        July 15, 2008          $118,108
  President,
  Accounting and
  Finance............
Gregory P. West,           9,003           1.4%          $29.375        July 15, 2008          $ 94,712
  Treasurer..........
Total Granted to         637,872         100.0%
  Employees in Fiscal
  Year...............

---------------

(1) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Company's view of the appropriate value or methodology for purposes of financial reporting.
(2) The award expires five years from the date of Mr. Zellers' December 31, 1998 retirement.

     For awards to Messrs. Smith and West, the hypothetical value of the award was determined using the Black Scholes model and is based on the following assumptions: exercise price is equal to the market value on the most recent trading day prior to the date of day of grant; estimated dividend yield of 0.36%; weighted-average expected volatility of 26%; risk-free interest rate of 4.8% (the rate applicable to a six-year treasury security at the time of the award); an expected option term of 6.3 years, representing a projected duration based upon experience of other companies from date of grant to exercise. For the award to Mr. Zellers, differing assumptions from above include an expected option term of 5 years. These assumptions are based upon historical experience or, in the instance of average option term, on the general experience of other companies and, as such, are not a forecast of future performance or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK SCHOLES MODEL.

     The actual value of options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's common stock, which would benefit all shareholders.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
                             END-OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                   OPTIONS/SARS AT          OPTIONS/SARS AT
                                  SHARES                          FISCAL YEAR END(#)     FISCAL YEAR END($)(1)
                                 ACQUIRED                       ----------------------   ---------------------
NAME AND PRINCIPAL                  ON             VALUE             EXERCISABLE/            EXERCISABLE/
POSITION                       EXERCISE (#)   REALIZED ($)(1)       UNEXERCISABLE            UNEXERCISABLE
------------------             ------------   ---------------   ----------------------   ---------------------
Carl F. Zellers, Jr..........       0               $0                 30,000/0               $234,375/$0
  Chairman, President and CEO
T. Neal Smith................       0                0                 0/11,227                  0/65,257
  Vice President,
  Accounting and Finance

Gregory P. West..............       0                0                  0/9,003                  0/52,330
  Treasurer

---------------

(1) Market value of shares covered by in-the-money options on December 31, 1998 less option exercise price.

                           EXECUTIVE RETIREMENT PLAN

     In December 1998, the Company and its subsidiaries adopted an unfunded, non-contributory defined benefit pension plan (the "Supplemental Executive Retirement Plan" or the "SERP") for nine senior officers employed by the Company on December 31, 1998. This plan provides post-employment income to the eligible executives based upon their final average compensation multiplied by their years of credited service. Executive officers with employment dates on and after January 1, 1999, including Robert W. Anestis, Robert F. MacSwain and Heidi J. Eddins are not eligible to participate.

     The following table shows the estimated annual benefits payable under the SERP upon normal retirement (age 62), including the Named Executive Officers, to participants in a range of salary and years-of-service classifications:

                    ANNUAL BENEFIT AT NORMAL RETIREMENT (1)

                                                YEARS OF CREDITED SERVICE
                          ----------------------------------------------------------------------
 FINAL AVERAGE EARNINGS      5        10        15        20         25         30         35
 ----------------------   -------   -------   -------   -------   --------   --------   --------
$100,000................  $ 7,500   $15,000   $22,500   $30,000   $ 37,500   $ 45,000   $ 50,000
$150,000................  $11,250   $22,500   $33,750   $45,000   $ 56,250   $ 67,500   $ 75,000
$200,000................  $15,000   $30,000   $45,000   $60,000   $ 75,000   $ 90,000   $100,000
$250,000................  $18,750   $37,500   $56,250   $75,000   $ 93,750   $112,500   $125,000
$300,000................  $22,500   $45,000   $67,500   $90,000   $112,500   $135,000   $150,000

---------------

(1) The amounts above reflect benefits payable on a single-life annuity basis with no survivor benefits. As of December 31, 1998, the credited years of service covered under the Company's retirement plans for the Named Executive Officers were as follows: Mr. Zellers, 30 years; Mr. Smith, 31 years; Mr. West, 14 years.

     "Final Average Earnings" for purposes of the SERP includes salary and bonus as shown in the SUMMARY COMPENSATION TABLE, including salary and bonus deferred at the election of an executive officer under the Company's 401(k) plan.

     Individual benefit levels are calculated based upon the greater of (a) 1.5% of average monthly salary and bonus paid during the final 60 months of employment, or (b) 1.5% of the participant's monthly salary, excluding bonus, paid for the last full month of employment multiplied by the years of credited service. Notwithstanding above, benefits cannot exceed 50% of a participant's monthly salary at the time of retirement. There are no offsets for social security or railroad pension. In the instance of an involuntary termination (as defined in the plan) prior to age 62, participants will be credited with up to 5 years of additional service, not to exceed the years of credit the executive would be entitled to at age 62.

     Mr. Zellers will become eligible to receive benefit payments under the SERP commencing at the conclusion of his Consulting Agreement described in "Employment and Consulting Agreements" on pages 11 - 12 hereof. Under the SERP, Mr. Zellers will receive an annual benefit of $127,531.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

     During 1998, T. Neal Smith and Gregory P. West were the only Named Executive Officers who were parties to employment agreements with the Company.

     Messrs. Smith and West are employed by the Company under substantially similar employment agreements, each with a term commencing August 24, 1998 and ending August 23, 2003. Mr. Smith's agreement provides for his employment as Vice President -- Accounting and Finance of the Company at a base salary of not less than $106,000 per year. Mr. West's agreement provides for his employment as Treasurer of the Company at a base salary of not less than $85,000 per year. Messrs. Smith and West are also entitled to participate in the Company's annual incentive plan, car allowance and employee benefit plans, programs and arrangements in accordance with the terms of such plans, programs and arrangements.

     Under the employment agreements of Messrs. Smith and West, if the Company terminates the executive's employment for any reason other than cause or if the executive resigns subsequent to a substantial employment change, defined as a substantial change in duties or responsibilities or a reduction in the executive's base salary, the executive will receive (i) a severance payment equal to one and one-half times his base salary in effect on his termination date, and (ii) continued coverage under the Company's group health plan until the earlier of (a) one and one-half years from the date of the executive's termination, or (b) the date the executive begins receiving coverage under a group health plan of another employer. If the executive resigns within two years following a change in control, the executive will receive (i) a severance payment equal to two and one-half times his base salary in effect on his termination date, and (ii) continued coverage under the Company's group health plan until the earlier of (a) two and one-half years from the date of the executive's termination, or (b) the date the executive begins receiving coverage under a group health plan of another employer.

     On November 12, 1998, the Company entered into an agreement for professional services with Mr. Zellers pursuant to which Mr. Zellers was retained as a consultant to the Company for a three-year term commencing January 1, 1999. The agreement entitles Mr. Zellers to an annual retainer of $137,500 for professional fees, plus reimbursement of expenses, for satisfactory performance of services. The agreement further provides that Mr. Zellers may not, for the term of the agreement, accept employment or engage in any representation or consultation that may directly or indirectly conflict with or be adverse to any interest of the Company. Mr. Zellers will serve as an independent contractor and not be an employee of the Company. As such, he will not participate in the Company's various employee benefit plans and programs.

     Effective during 1999, the Company employed the following new executive officers: Robert W. Anestis, Robert F. MacSwain and Heidi J. Eddins. Brief summaries of the employment arrangements of these individuals are set forth below.

     On October 30, 1998, the Company entered into an employment agreement with Robert W. Anestis pursuant to which Mr. Anestis became employed as the Company's Chairman, President and Chief Executive Officer for a five-year term commencing January 1, 1999. The agreement entitles Mr. Anestis to a base salary of not less than $400,000 per year, a bonus of up to 100% of base salary based upon the attainment of performance goals (with a minimum bonus for 1999 of 30% of base salary) and participation in the Company's various employee benefit plans and programs. The employment agreement provides for the grant to Mr. Anestis of 40,000 shares of restricted stock subject to vesting in installments of 8,000 shares each year for five years, such vesting to accelerate upon the occurrence of certain events. Pursuant to the Company's 1998 Stock Incentive Plan, as amended, the agreement also provides for the grant to Mr. Anestis of non-statutory stock options with respect to an aggregate of 500,000 shares of Common Stock with various vesting requirements and an exercise price of $29.375 per share. In the event the Company terminates Mr. Anestis' employment other than for cause, death or disability or Mr. Anestis terminates his employment for good reason, the employment agreement obligates the Company to, among other things, continue payments to Mr. Anestis for two years of his base salary and highest annual bonus ("termination payment") and continue his benefit plan participation for the remaining term of the agreement (determined without regard to the termination of employment). The employment agreement also contains change in control provisions which, if triggered, require the Company to make a supplemental payment to Mr. Anestis equal to the excess of $5 million over the sum of (i) the current fair market value as of the date of the change in control of all restricted stock on which restrictions have lapsed, (ii) the sum of the difference between the fair market value of vested stock options over the exercise price, and (iii) the termination payment. The agreement also obligates the Company to provide Mr. Anestis a "gross-up" bonus to cover, on an after-tax basis, any change in control excise taxes payable by him.

     On February 2, 1999, the Company entered into substantially similar employment agreements with Mr. MacSwain and Mrs. Eddins. Mr. MacSwain is employed as the Company's Executive Vice President -- Special Projects at a base salary of not less than $225,000 per year, and Mrs. Eddins is employed effective March 15, 1999 as the Company's Senior Vice President, General Counsel and Secretary at a base salary of not less than $180,000 per year. Mr. MacSwain and Mrs. Eddins are entitled to participate in the Company's Annual Incentive Plan with a bonus of up to 100% of base salary based upon the attainment of performance goals. Mrs. Eddins is entitled to a minimum bonus of $50,000 in 1999. The employment agreements entitle the executives to participate in the Company's various short-term incentive bonus, long-term equity incentive, savings, retirement, welfare, fringe, relocation and car allowance plans, programs and arrangements to the extent they are eligible to do so. Pursuant to the Company's 1998 Stock Incentive Plan, as amended, the employment agreements provide for the grant to Mr. MacSwain and Mrs. Eddins non-statutory stock options to purchase 75,000 and 50,000 shares of Common Stock, respectively, with various vesting requirements and an exercise price equal to the fair market value of the underlying shares on the date of the employment agreement, and 7,500 and 5,000 shares of restricted stock, respectively, subject to ratable annual vesting over five years, such vesting to accelerate upon the occurrence of certain events. In the event the Company terminates the executive's employment other than for cause, death or disability, or the executive terminates his or her employment for good reason, the employment agreement obligates the Company to, among other things, (i) continue payments to the executive for eighteen months of an amount equal to the sum of 150% of the executive's base salary and 50% of the executive's bonus for the most recently completed fiscal year, and (ii) continue the executive's benefit plan participation for such 18-month period. The employment agreement also contains change in control provisions which, if triggered, require the Company to make a lump sum payment to the executive equal to two times his or her then-current base salary. The agreements also obligate the Company to provide each of the executives a "gross-up" bonus to cover, on an after-tax basis, any change in control excise taxes payable by such executive.

                         COMPENSATION COMMITTEE REPORT

     During 1997 and 1998, the Compensation Committee of the Board of Directors (the "Committee") retained an independent compensation consulting firm to review the compensation practices of the Company and its subsidiaries as they relate to the executive officers. Based upon the final report of the consultant and subsequent discussions between the Chief Executive Officer ("CEO") and the Committee, the Committee adopted the philosophy and programs described below.

  Executive Compensation Philosophy

     The Committee believes that the maximization of corporate performance and, in turn, shareholder value, depend on close alignment of the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Committee adheres to a practice whereby compensation for management is tied directly to the Company's business objectives and to the sustained creation of shareholder value. Therefore, the Company's compensation program reflects both annual tactical results and long-term shareholder value creation.

     For 1998, the Company's compensation program consists of three components:
(i) base salary, (ii) annual cash incentive awards, and (iii) equity in the form of stock options. The program is designed to emphasize risk-based compensation that rewards Company and individual performance. Each of these components is described below:

  Base Salary

     It is the Company's policy to maintain salary levels that are generally competitive with those paid to senior managers with comparable responsibilities at comparable railroad and related corporations. Individual executive officer salary levels are determined by several factors, including the individual's contribution to Company performance and the relative position of the executive's salary versus competitive pay levels.

     The Committee reviews the salary of the CEO and all other executive officers annually. As disclosed in the 1997 proxy, Mr. Zellers' 1998 salary was increased to $275,000 effective January 1, 1998, and was unchanged through his retirement on December 31, 1998. Beginning January 1, 1999, Robert W. Anestis was elected Chairman, President and Chief Executive Officer of the Company at a base salary of $400,000 per year. For a complete explanation of arrangements with both Mr. Zellers and Mr. Anestis, see "Employment and Consulting Agreements" at pages 11 - 12.

  Annual Incentive Awards

     The Company desires to pay annual cash incentives that directly link executive cash compensation to achievement of critical annual objectives. No awards are paid if specified threshold performance levels are not met.

     Each year, the Committee approves annual cash incentive targets and performance objectives under the Company's Annual Incentive Plan (the "Annual Plan") for the Company's Chief Executive Officer and other executive officers. The Annual Plan for 1998 allowed an annual incentive award of up to 40 percent of base salary for the CEO and up to 35 percent of base salary for the other executive officers, based on the Company's achievement of specific results. For 1998, the performance objective was based 100% on the Company's July through December adjusted railway operating profit objective.

     The Committee retains the ability to adjust annual incentive awards based upon their consideration of additional factors, including individual performance and exceptional circumstances. No such adjustment was made in 1998.

     The Company exceeded the performance objective established by the Committee. Consequently, the Committee granted Mr. Zellers a maximum incentive award of $110,000 under the Annual Plan with respect to fiscal year 1998.

  Stock Options

     At the 1998 Annual Meeting, shareholders approved the 1998 Stock Incentive Plan. This program is intended to motivate senior management to improve the long-term performance of the Company's stock price and total return to shareholders through providing executives an equity interest in the form of stock options. Through stock options, any gains to executives are directly related to the gains realized by all shareholders over the same period.

     The maximum option award which could be made in 1998 to a participant under this program is 50,000 shares, and 75,000 in the instance of a newly-hired participant. All awards in 1998 consisted of non-qualified stock options granted at fair market value as of the most recent trading day prior to the date of grant, vest after one year and expire after ten years.

     For 1998, the Committee considered each executive's relative level of responsibility and individual performance, as well as the performance of the Company in determining individual awards. Based upon the CEO's outstanding individual performance in 1997, his role in developing the Company during his tenure as both CEO and President, and his assistance in ensuring a smooth transition to his successor, Mr. Anestis, the Committee awarded Mr. Zellers options for 30,000 shares.

     With respect to 1999 and beyond, it is the belief of the Committee that cash compensation (salary plus annual incentive) paid by the Company may be well below the competitive rate typically commanded for the caliber of executive recruited. It is the Committee's intent to compensate for any competitive shortfall in annual cash compensation through the aggressive award of equity based compensation. The Company has proposed amending the 1998 Stock Incentive Plan as of October 1, 1998 for purposes of allowing: (i) the grant of restricted shares, and (ii) to increase the maximum option award in any given year to 500,000 for an individual, and 750,000 in the instance of a newly-hired participant. See Proposal No. 2. Approval of certain amendments to Florida East Coast Industries, Inc. 1998 Stock Incentive Plan at pages 15 - 18.

  Non-deductible Compensation

     The Committee does not currently anticipate that any executive officer's non-performance-based compensation will exceed $1 million. For 1998, no executive officer received non-performance-based compensation that exceeded $1 million. It is anticipated that all executive's compensation to be paid in 1999 will be fully deductible as well. However, the Committee and the Board of Directors retain the discretion to grant non-deductible compensation if such action would be in the best interests of the Company and shareholders under the circumstances.

     Submitted by the Compensation Committee.

                                           J. Nelson Fairbanks, Chairman
                                           Richard S. Ellwood, Member
                                           Allen C. Harper, Member

                            STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Florida East Coast Industries, Inc.'s ("FECI") shareholders during the five-year period ended December 31, 1998, as well as an overall stock market index (Russell 1000) and the FECI's peer group consisting of the Value Line Railroad Index which includes ten (10) railroad companies and three (3) railroad suppliers. The graph assumes $100 invested at the per share closing price of the common stock on the New York Stock Exchange Composite Tape on December 31, 1993 in FECI and each of the other indices.

               COMPARISON OF FIVE -- YEAR CUMULATIVE TOTAL RETURN
               FLORIDA EAST COAST INDUSTRIES, RUSSELL 1000 INDEX
                         AND VALUE LINE RAILROAD INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/98)

                                                  FLORIDA
                                                    EAST                             VALUE LINE
             MEASUREMENT PERIOD                    COAST          RUSSELL 1000        RAILROAD
           (FISCAL YEAR COVERED)                    INDS             INDEX             INDEX
1993                                                       100               100               100
1994                                                       101                94                86
1995                                                       105               125               117
1996                                                       135               153               142
1997                                                       149               202               175
1998                                                       220               257               135

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the foregoing Performance Graph and the Report of the Compensation Committee of the Board of Directors shall not be incorporated by reference into any such filings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Fairbanks, Ellwood and Harper served as members of the Board's Compensation Committee. No member of the Committee was, or ever has been, an officer or employee of the Company.

                                 PROPOSAL NO. 2

          APPROVAL OF CERTAIN AMENDMENTS TO THE 1998 STOCK OPTION PLAN

     At the 1998 Annual Meeting, the shareholders approved and adopted the Florida East Coast Industries, Inc.'s Stock Incentive Plan ("Plan"). On October 1, 1998, the Board of Directors adopted, subject to shareholder approval, amendments to the Plan effective on that day.

DESCRIPTION OF AMENDED PLAN

     The following is a summary of the principal provisions of the Plan, as amended. The summary is qualified in its entirety by reference to the full text of the Plan, set forth as Exhibit A to this Proxy Statement.

SHARES AVAILABLE FOR OPTIONS

     The maximum number of shares of Common Stock of the Company that may be made the subject of awards under the Plan is 1.6 million shares, less any shares which may have been the subject of options previously granted and have either been exercised or remain outstanding. In the event there is any change in the number of issued shares of Common Stock of the Company without consideration to the Company (such as by stock dividends or stock splits), the number of shares reserved for issuance under the Plan, the number of shares subject to any outstanding options and the option price per share under each outstanding stock option will be appropriately adjusted by the Board of Directors. Similarly, if the Company shall be a party to a merger, consolidation, reorganization, sale or similar occurrence, equitable adjustments to any outstanding option may be made.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee appointed by the Board of Directors and consisting of not less than two (2) Directors.

     The Committee shall determine the type, number and vesting requirements of awards under the Plan.

AWARDS OF OPTIONS AND RESTRICTED STOCK TO EMPLOYEES

     Options, including incentive stock options ("ISO") and non-qualified stock options ("NSO") and Restricted Stock, may be granted under the Plan to all employees of the Company and its subsidiaries.

     There is a specific limitation on the number of shares of Common Stock with respect to which options may be granted to any individual under the Plan. Under the Amended Plan, no employee may receive options for more than 500,000 shares in any year; or, in the case of a newly-hired employee, 750,000 shares in the fiscal year in which the employee commences his/her employment. Within the limit specified above, the Compensation Committee will designate for such year the number of shares of Common Stock of the Company which will be made the subject of options with respect to employee participants. The award of options to each employee participant will be determined by the Committee.

     Employees and outside Directors are eligible for NSOs and grants of restricted stock. Only employees are eligible for the grant of an ISO. No employee who is the beneficial owner of more than 10% of the outstanding Common Stock of the Company, or any of the Company's affiliates, is eligible for an ISO.

AWARDS OF OPTIONS TO OUTSIDE DIRECTORS

     Under the Plan as amended, awards are granted to each outside Director at a rate of options for 2,000 shares upon a Director's initial election to office and an annual award of options for 1,000 shares annually upon such Director's reelection.

     The following awards were granted to the Company's outside Directors in 1998:

NAME OF DIRECTOR                                          INITIAL GRANT   EXERCISE PRICE
----------------                                          -------------   --------------
Richard S. Ellwood......................................      2,000          $29.375
J. Nelson Fairbanks.....................................      2,000          $29.375
Allen C. Harper.........................................      2,000          $29.375
Adolfo Henriques........................................      2,000          $29.375
J. J. Parrish, III......................................      2,000          $29.375
W. L. Thornton..........................................      2,000          $29.375

                          NEW EXECUTIVE OFFICER AWARDS

     The following table sets forth awards to the executive officers hired by the Company with employment dates of January 1, 1999 for Mr. Anestis, February 1, 1999 for Mr. MacSwain and March 15, 1999 for Mrs. Eddins:

                                                NON-QUALIFIED       OPTION       RESTRICTED
NAME AND POSITION                               STOCK OPTION    EXERCISE PRICE     STOCK
-----------------                               -------------   --------------   ----------
Robert W. Anestis.............................     500,000         $29.9375        40,000
Chairman, President and
Chief Executive Officer
Robert F. MacSwain............................      75,000         $27.4375         7,500
Executive Vice President--
Special Projects
Heidi J. Eddins...............................      50,000         $27.4375         5,000
Senior Vice President,
Secretary and General Counsel

PERIOD OF PLAN; AMENDMENTS

     The Plan will continue in effect through May 31, 2008 unless earlier terminated by the Board of Directors. The Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time, provided that no such amendment may affect or impair an option previously granted. In addition, except certain circumstances, no amendment may, without the approval of the Company's shareholders: (i) increase the maximum number of shares which may be optioned and sold under the Plan; (ii) change the option price or the manner of determining the option price; or (iii) permit the granting of options for periods longer than ten (10) years.

EXERCISE PERIOD

     Options granted may be exercised within ten (10) years after the date of the grant, or within such shorter period as may be determined by the Board of Directors.

TERMINATION OF EMPLOYMENT AND DEATH

     If the employment of an employee holding options under the Plan shall terminate, or if the office of a Director who is not a full-time employee of the Company shall terminate, in either case for any reason whatsoever (including retirement, resignation, dismissal or death), the term of each option so held may be subject to accelerated exercisability.

OPTION PRICE

     The Plan provides that the option price with respect to each option shall be the "fair market value" (as determined in the Plan) of the Common Stock of the Company as of the most recent trading day before the date of the grant. Payment of the option price may be made in cash or by delivery of shares of Common Stock then owned by the optionee, or by a combination of cash and such shares.

NON-TRANSFERABILITY

     Options granted under the Plan are not transferable by the holder, except by will or the laws of descent and distribution.

RESTRICTED STOCK

     The Committee may award to a participant shares of Common Stock subject to specified restrictions ("Restricted Shares"). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions determined by the Committee. Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding shares of Common Stock, including the right to vote such shares and to receive dividends. During the forfeiture period, the Restricted Shares are non-transferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant. The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or the occurrence of a change in control), subject to such terms and conditions as it deems appropriate.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

     No income is recognized by an optionee when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a non-qualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

     In the case of incentive stock options, although no income is recognized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one (1) year after their receipt and within two (2) years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income and, if so, the Company will be entitled to a deduction in a like amount.

FEDERAL INCOME TAX TREATMENT OF AWARDS OF RESTRICTED STOCK

     Recipients of restricted stock will generally recognize income upon the lapse of the restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss. The employee will be entitled to elect to satisfy his or her tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of Common Stock from the restricted shares in a number sufficient to satisfy such tax withholding requirements.

RECOMMENDATION OF BOARD OF DIRECTORS

     On October 30, 1998, The St. Joe Company, the owner of a majority of the shares of the Common Stock, executed an undertaking, irrevocably and unconditionally agreeing to vote in favor of the amendments to the Stock Option Plan.

     The Board of Directors recommends that the shareholders vote FOR approval of the Amendments to the Florida East Coast Industries, Inc.'s 1998 Stock Incentive Plan.

                                 PROPOSAL NO. 3

      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR 1999

     Pursuant to the recommendation of the Audit Committee, composed of independent members, the Board of Directors has appointed KPMG LLP as independent accountants for the Company for 1999. The Board of Directors recommends shareholders ratify such appointment by voting FOR such proposal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gran Central Corporation ("Gran Central") is a wholly-owned subsidiary of the Company which owns, develops, leases and manages commercial and industrial properties throughout Florida. Effective as of January 1, 1998, The St. Joe Company ("St. Joe") and Gran Central entered into a management agreement ("Agreement") pursuant to which Gran Central appointed St. Joe as its agent to provide asset management, property management, property development, and construction coordination services for Gran Central's real estate business. The Agreement has an initial two-year term ending December 31, 1999, and is terminable on or after that date upon 120 days' prior notice. In 1998, Gran Central paid The St. Joe Company and certain of its affiliates the following amounts: $2.13 million for asset management services, $2.05 million for property management services, $1.83 million in development fees and $1.80 million in construction coordination fees and leasing commissions. The St. Joe Company owns directly 54% of the outstanding stock of the Company.

     Anestis & Company, of which Mr. Robert W. Anestis, the Company's current Chairman, President and Chief Executive Officer, was President, served as a consultant to the Company in 1998. Anestis & Company received a total of $725,600 in fees and $103,172 in expenses during 1998. Mr. Anestis was not an executive officer of the Company at any time during 1998.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as the independent accountants for the Company for the fiscal year ending December 31, 1998. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Annual Report of the Company for the year ended December 31, 1998 is enclosed. Such report is not part of this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     Shareholders of the Company may present proposals for consideration at the 2000 Annual Meeting of Shareholders by following the procedures outlined in Rule 14a-8 of the Exchange Act and the Company's By-laws. Proposals of shareholders, which are the proper subject for inclusion in the Proxy Statement and for consideration at the 2000 Annual Meeting, must be submitted in writing and must be received by the Company's Secretary no later than January 4, 2000.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

                                           By Order of the Board of Directors.

                                                     Heidi J. Eddins
                                                        Secretary

Dated: April 26, 1999

                                                                       EXHIBIT A

                      FLORIDA EAST COAST INDUSTRIES, INC.

                           1998 STOCK INCENTIVE PLAN

                        (ADOPTED EFFECTIVE JUNE 1, 1998)

                      (AMENDED EFFECTIVE OCTOBER 1, 1998)

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE 1. INTRODUCTION..............................................   A-4

ARTICLE 2. ADMINISTRATION............................................   A-4
    2.1  Committee Composition.......................................   A-4
    2.2  Committee Responsibilities..................................   A-4

ARTICLE 3. SHARES AVAILABLE FOR GRANTS...............................   A-5
    3.1  Basic Limitations...........................................   A-5
    3.2  Additional Shares...........................................   A-5

ARTICLE 4. ELIGIBILITY...............................................   A-5
    4.1  Non-statutory Stock Options.................................   A-5
    4.2  Incentive Stock Options.....................................   A-5
    4.3  Prospective Employees.......................................   A-5
    4.4  Restricted Stock............................................   A-5

ARTICLE 5. OPTIONS...................................................   A-5
    5.1  Stock Option Agreement......................................   A-5
    5.2  Number of Shares............................................   A-6
    5.3  Exercise Price..............................................   A-6
    5.4  Exercisability and Term.....................................   A-6
    5.5  Effect of Change in Control.................................   A-6
    5.6  Modification or Assumption of Options.......................   A-6
    5.7  Buyout Provisions...........................................   A-6

ARTICLE 6. PAYMENT FOR OPTION SHARES.................................   A-6
    6.1  General Rule................................................   A-6
    6.2  Surrender of Stock..........................................   A-7
    6.3  Exercise/Sale...............................................   A-7
    6.4  Exercise/Pledge.............................................   A-7
    6.5  Promissory Note.............................................   A-7
    6.6  Other Forms of Payment......................................   A-7

ARTICLE 7. PROTECTION AGAINST DILUTION...............................   A-7
    7.1  Adjustments.................................................   A-7
    7.2  Dissolution or Liquidation..................................   A-7
    7.3  Reorganization..............................................   A-8

ARTICLE 8. LIMITATION ON RIGHTS......................................   A-8
    8.1  Retention Rights............................................   A-8
    8.2  Stockholders' Rights........................................   A-8
    8.3  Regulatory Requirements.....................................   A-8

                                                                       PAGE
                                                                       ----
ARTICLE 9. WITHHOLDING TAXES.........................................   A-8
    9.1  General.....................................................   A-8
    9.2  Share Withholding...........................................   A-9

ARTICLE 10. FUTURE OF THE PLAN.......................................   A-9
   10.1  Term of the Plan............................................   A-9
   10.2  Amendment or Termination....................................   A-9

ARTICLE 11. RESTRICTED STOCK.........................................   A-9
   11.1  Restricted Stock Grants.....................................   A-9
   11.2  Transferability.............................................   A-9
   11.3  Rights as a Stockholder.....................................   A-9
   11.4  Terms and Conditions of Award...............................  A-10
   11.5  Modifications of Restricted Stock Awards....................  A-10

ARTICLE 12. DEFINITIONS..............................................  A-10

ARTICLE 13. EXECUTION................................................  A-12

SCHEDULE A...........................................................   A-1

                      FLORIDA EAST COAST INDUSTRIES, INC.

                              STOCK INCENTIVE PLAN

                                   ARTICLE I

                                  INTRODUCTION

     The Plan was adopted by the Board effective March 26, 1998. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications and (c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options and Restricted Stock.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

                                   ARTICLE II

                                 ADMINISTRATION

     2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for Outside Directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

     2.2 Committee Responsibilities. The Committee shall (a) select the Employees and Outside Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee may make any other provision in individual Awards, including provisions for dispute resolution, that the Committee deems appropriate.

                                  ARTICLE III

                          SHARES AVAILABLE FOR GRANTS

     3.1 Basic Limitations. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed 1,600,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 7.

     3.2 Additional Shares. If Awards are forfeited or terminated for any reason, then the corresponding Common Shares shall again become available for the grant of Awards under the Plan.

                                   ARTICLE IV

                                  ELIGIBILITY

     4.1 Non-statutory Stock Options. Only Employees and Outside Directors shall be eligible for the grant of NSOs.

     4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company, a parent, or a subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

     4.3 Prospective Employees. For purposes of this Article 4, the terms "Employee" shall include a prospective Employee who receives an Award after accepting a written offer of employment from the Company, a parent or a subsidiary. If an ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.3). No Award granted to a prospective Employee shall become exercisable or vested unless and until his or her service as an Employee commences.

     4.4 Restricted Stock. Only Employees and Outside Directors shall be eligible for the grant of Restricted Stock.

                                   ARTICLE V

                                    OPTIONS

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment, or in consideration of a reduction in the Optionee's other compensation.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 750,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 7.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the most recent trading day before the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

     5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted, or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

                                   ARTICLE VI

                           PAYMENT FOR OPTION SHARES

     6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

     6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when the new Common Shares are purchased under the Plan. Except as otherwise provided in an Award, the Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares, and to deliver all or a part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 Promissory Note. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note.

     6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

                                  ARTICLE VII

                          PROTECTION AGAINST DILUTION

     7.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for future Awards under Article 3, (b) the limitations set forth in
Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 7, a Participant shall have no right by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock in any class.

     7.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee, at its discretion, may provide for an Optionee to have the right to exercise his or her Options until 10 days prior to such transaction as to some or all of the Common

Shares covered thereby, including Common Shares as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase options applicable to any Shares purchased upon exercise of an Option shall lapse as to some or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

     7.3 Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

                                  ARTICLE VIII

                              LIMITATION ON RIGHTS

     8.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its parents, subsidiaries and affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's Certificate of Incorporation and By-Laws and a written Employment Agreement (if any).

     8.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she become entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan or in the Award.

     8.3 Regulatory Requirements. Any other provision of the Plan, notwithstanding the obligation of the Company to issue Common Shares under the Plan, shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                   ARTICLE IX

                               WITHHOLDING TAXES

     9.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     9.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when taxes otherwise would be withheld in cash.

                                   ARTICLE X

                               FUTURE OF THE PLAN

     10.1 Term of the Plan. The Plan, as set forth herein, shall become effective on June 1, 1998. The Plan shall remain in effect until it is terminated under Section 10.2, except that no ISOs shall be granted after May 31, 2008.

     10.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                                   ARTICLE XI

                                RESTRICTED STOCK

     11.1 Restricted Stock Grants. The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant, stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an Award Agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee at its discretion without cash consideration.

     11.2 Transferability. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares, as set forth in the Participant's Award Agreement, have lapsed or been removed pursuant to Section 11.4 below.

     11.3 Rights as a Stockholder. Upon the acceptance by a Participant of an Award of Restricted Stock, such Participant shall, subject to the restrictions set forth in the Award, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and Participant's Award Agreement.

     11.4 Terms and Conditions of Award. The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the restrictions above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change in Control. Notwithstanding the provisions of Section 11.2 above, the Committee may at any time, at its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

     11.5 Modifications of Restricted Stock Awards. The Committee may modify or extend Awards of Restricted Stock, or may accept the cancellation of an outstanding Award in return for the grant of a new Award of Restricted Stock. The foregoing notwithstanding, no modification of an Award of Restricted Stock shall, with but the consent of the Participant, alter or impair his or her rights or obligations under the Award.

                                  ARTICLE XII

                                  DEFINITIONS

     12.1 "Affiliate" means any entity other than a subsidiary, if the Company and/or one or more subsidiaries own not less than 80% of such entity.

     12.2 "Award" means any award of an Option or Restricted Stock under the Plan.

     12.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     12.4 "Change in Control" means that:

          (a) 30% or more of the outstanding vote stock of the Company is acquired by any person or group other than The St. Joe Company, except that this Subsection (a) shall not apply as long as The St. Joe Company owns more voting stock than such person or group; or

          (b) Stockholders of the Company, other than The St. Joe Company, vote in a contested election for Directors of the Company and through exercise of their votes cause the replacement of 50% or more of the Company's Directors (the mere change of 50% or more of the members of the Board does not cause a Change in Control unless it occurs as a result of a contested election); or

          (c) The Company is a party to a merger or similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction; or

          (d) In connection with the execution of an Employment Agreement for senior officers of the Company, the Committee may approve an Award which defines "Change in Control" to mean:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the present majority owner, The St. Joe Company, or any majority-owned subsidiary of The St. Joe Company becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

             (ii) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (a) are Directors of the Company as of the date hereof, or (b) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company); or

             (iii) The Company merges or consolidates with any other corporation, including The St. Joe Company or any subsidiary thereof, or the Company adopts, and the stockholders approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or disposes of substantially all of its assets.

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned insubstantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     12.5 "Code" means the Internal Revenue Code of 1986, as amended.

     12.6 "Committee" means the Compensation Committee of the Board, as further described in Article 2.

     12.7 "Common Share" means one share of the common stock of the Company.

     12.8 "Company" means Florida East Coast Industries, Inc., a Florida corporation.

     12.9 "Employee" means a common-law employee of the Company, a parent, a subsidiary or an affiliate.

     12.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     12.11 "Exercise Plan" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     12.12 "Fair Market Value" means the closing price of Common Shares, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Shares is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Shares shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     12.13 "ISO" means an incentive stock option described in Section 422(b) of the Code.

     12.14 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

     12.15 "Option" means an ISO or NOS granted under the Plan and entitling the holder to purchase Common Shares.

     12.16 "Optionee" means an individual or estate who holds an Option.

     12.17 "Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan other than Section 4.2.

     12.18 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 80% or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a parent on a date after the adoption of the Plan shall be considered a parent commencing as of such date.

     12.19 "Participant" means an individual or estate who holds an Award.

     12.20 "Plan" means this Florida East Coast Industries' 1998 Stock Incentive Plan, as amended from time to time.

     12.21 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     12.22 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a subsidiary on a date after the adoption of the Plan shall be considered a subsidiary commencing as of such date.

     12.23 "Restricted Stock" means Common Stock awarded upon the terms and subject to the restrictions set forth in Article 12.

                                  ARTICLE XIII

                                   EXECUTION

     To record the adoption of the Plan by the Board, the Company has caused it duly authorized officer to affix the corporate name and seal thereto.

                                         FLORIDA EAST COAST INDUSTRIES, INC.

                                         By:
                                         ---------------------------------------

                                                                      SCHEDULE A

                              PERFORMANCE CRITERIA

        Cash Flow                        Expense Reduction
        Earnings                         Revenue Growth
        Earnings Per Share               Stock Price Increase
        Operating Income
        Return on Assets
        Return on Equity
        Return on Invested Capital
        Total Shareholder Return
        Growth in any of the above
          measures

                                                                      APPENDIX A

                      FLORIDA EAST COAST INDUSTRIES, INC.
                  THIS PROXY IS SOLICITED BY THE BOARD FOR THE
                  MAY 19, 1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints R. W. Anestis, R. F. MacSwain and G. P. West and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held in the Flagler Ballroom, Flagler College, 74 King St., St. Augustine, Florida, on Wednesday, May 19, 1999, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for Directors and for Proposals 2 and 3. In the event of cumulative voting, unless otherwise indicated below, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine.

1. THE ELECTION OF DIRECTORS:
   R. W. ANESTIS, J. C. BELIN, R. S. ELLWOOD, J. N. FAIRBANKS, A. C. HARPER,
   A. HENRIQUES, J. J. PARRISH, III, P. S. RUMMELL, W. L. THORNTON

   [ ] FOR all nominees listed       [ ] WITHHOLD AUTHORITY       [ ] EXCEPTIONS
                        to vote for all nominees listed

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions _____________________________________________________________________

To cumulate votes as to a particular nominee (or nominees) as explained in the Proxy Statement, indicate the names(s) and the number of votes to be given to such nominee(s).

Cumulate _______________________________________________________________________

2. Approval of amendments to the Florida East Coast Industries, Inc. 1998 Stock Incentive Plan.

               [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. Ratification of appointment of KPMG LLP as independent public accountants for 1999.

               [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS. IF STOCK IS HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. IF YOU ARE SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                      DATED: ____________________________, 1999

                                      ________________________________________
                                                     SIGNATURE

                                      ________________________________________
                                             SIGNATURE IF HELD JOINTLY

                                      PLEASE MARK, SIGN, DATE AND MAIL THIS CARD
                                      PROMPTLY IN THE POSTAGE PAID RETURN
                                      ENVELOPE PROVIDED.